Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(A Delaware Corporation)

As adopted on and ~~with effect from March 14, 2017~~effective as of June 7, 2024

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

AMENDED AND RESTATED BYLAWS

Effective June 7, 2024

SECTION 1 - STOCKHOLDERS

Section 1.1. Annual Meeting.

An annual meeting of the stockholders of Bright Horizons Family Solutions Inc., a Delaware corporation (the “Corporation”), for the election of directors ~~to succeed those whose term expire (or, if fewer, the number of directors properly nominated and qualified for election)~~ and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or without the State of Delaware, on the date and at the time that the Board of Directors of the Corporation (the “Board of Directors”) shall each year fix. ~~Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.~~ The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.2. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for other business to be transacted by the stockholders at ~~an annual~~a meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of ~~record of~~ the Corporation who (A) was a stockholder of record of the Corporation at the time of the giving of the notice contemplated in Section 1.2(b) below, (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 1.2. ~~Subject to Section 1.2(i) and except~~Except as otherwise required by law, clause (iii) of this Section 1.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business ~~(~~, other than nominations and proposals properly brought pursuant to applicable provisions of federal law, including under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (as amended from time to time, the “Act”) ~~and the rules and regulations of the Securities and Exchange Commission thereunder) before an annual meeting of stockholders~~.

(b) ~~Except~~Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Act, and except as otherwise required by law or the Corporation’s ~~Second Restated~~ Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”), for nominations or proposals for other business to be properly brought before an annual meeting by a stockholder pursuant to clause

(iii) of Section 1.2(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 1.2(c) ~~including, where applicable, delivery to the Corporation of timely and completed questionnaires as  contemplated by Section  1.2(c),~~, (ii) the stockholder must have otherwise complied with ~~Section 1.2~~these bylaws in all applicable respects (including with respect to this Section 1.2) , (iii) the making of such proposal must be permitted by applicable law, the Certificate of Incorporation and these bylaws, and (iv) the business must be a proper matter for stockholder action under the ~~General Corporation Law of the State of Delaware (the “DGCL”).  The notice requirements of this Section  1.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.~~DGCL.

(c) To be timely for purposes of Section 1.2(b), a stockholder’s notice must be delivered ~~to the Secretary of the Corporation at the principal executive offices of the Corporation~~in accordance with an Acceptable Delivery Method (as defined in Section 1.2(e) below) on a date ~~(i)~~ not later than the close of business on the 90th day nor earlier than the close of business (as defined in Section 1.2(e) below) on the 120th day prior to the anniversary date of the prior year’s annual meeting, or ~~(ii)~~ if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement (as defined in Section 1.2(e) below). In no event shall any adjournment ~~or~~, recess, postponement, continuation or rescheduling of an annual meeting for which notice has been given, or the public announcement thereof, commence a new time period for the delivery of such notice. Such notice from a stockholder must ~~state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all~~ set forth the following:

(i)	as to each nominee that the stockholder proposes for election or reelection as a director:

(A) the name, age, business address and residence address of such proposed nominee;

(B) the principal occupation or employment of such proposed nominee;

(C) (1) the class (and, if applicable, series) and number of shares of capital stock or other securities of the Corporation (“Corporation Securities”) that are, directly or indirectly, owned beneficially or of record by such proposed nominee; (2) the date or dates on which such Corporation Securities were acquired and the investment intent of such acquisition; (3) the nominee holder for, and number of, any shares owned beneficially but not of record by such proposed nominee, (4) evidence of such beneficial or record ownership; and (5) any Derivative Instruments or Short Interests (each as defined in Section 1.2(e) below) owned, held or entered into by such proposed nominee;

(D) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee in the form required by the Corporation (which form the proposing stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide within 10 days after receiving such request);

(E) a written representation and agreement completed by each proposed nominee in the form required by the Corporation (which form the proposed nominee, or the proposing stockholder on behalf of the proposed nominee, shall request in writing from the Secretary and which the Secretary shall provide within 10 days after receiving such request), providing that such proposed nominee: (1) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how he or she, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with his or her ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (3) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s equity securities are listed, the Certificate of Incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such proposed nominee within five business days after the Secretary receives any written request therefor from such proposed nominee), and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director, if elected, and consents to being named in any proxy statement, associated proxy card or other proxy materials; and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(F) whether such proposed nominee believes he or she is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange on which the Corporation’s equity securities are listed, and the basis for such belief;

(G) details of any relationship between such proposed nominee and any person as would be required on Schedule 13D if such proposed nominee was required to file a Schedule 13D with respect to the Corporation;

~~(c)~~ (H) any other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such nominee as a director pursuant to ~~Regulation 14A under~~Section 14 of the Act and the rules and regulations promulgated thereunder (including such nominee’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected~~, (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand, and (C) such proposed nominee’s irrevocable letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election in an uncontested election of directors and upon acceptance of such resignation by the Board of Directors, in accordance with Section 2.2 of these bylaws;~~ ); and

(I) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the proposing stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant.

The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof.

(ii) as to each proposal that the stockholder seeks to bring before the meeting~~, a brief description of such proposal, the reasons for making the proposal at the meeting,~~ :

(A) a brief description of such proposal;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) ~~and any material interest that the stockholder has in the proposal; and (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Persons (as defined below),  if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person (as defined below), (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or~~

~~conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person~~ ;

(C) the reasons for making the proposal at the meeting (including the text of any reasons for the proposal that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission);

(D) a complete and accurate description of any material interest in such business of the proposing stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the proposing stockholder and any Stockholder Associated Person therefrom and any material interest that the proposing stockholder or any Stockholder Associated Person has in the proposal;

(E) all other information relating to such proposal that would be required to be disclosed in a proxy statement or other filing required to be made by the proposing stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder.

(iii) as of the date of the notice required by Section  1.2(c)(i) or Section 1.2(c)(ii), as applicable, and as to the proposing stockholder and any Stockholder Associated Person:

(A) whether such person is providing the notice at the request of a beneficial holder of any Corporation Securities;

(B) the name and record address of the proposing stockholder and any Stockholder Associated Person, including, if applicable, as they appear on the Corporation’s books and records;

(C) (1) the class (and, if applicable, series) and number of shares of Corporation Securities that are, directly or indirectly, owned beneficially or of record by the proposing stockholder or any Stockholder Associated Person, (2) the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by the proposing stockholder or any Stockholder Associated Person, (3) the date or dates on which such Corporation Securities were acquired and investment intent of such acquisition, and (4) evidence of such beneficial or record ownership;

(D) a complete and accurate description of all Derivative Instruments or Short Interests owned, held or entered into by the proposing stockholder or any Stockholder Associated Person;

~~and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the~~(E) a complete and accurate description of all agreements, arrangements or understandings between or among the proposing stockholder ~~or~~, any Stockholder Associated Person~~, (D)~~ and any proposed nominee (including the name of each such person or entity) with respect to such nomination or proposal of such business, including, without limitation, any proxy, contract, arrangement, understanding or relationship pursuant to which such ~~stockholder or any Stockholder Associated Person has a~~person has the right to vote any ~~securities of the~~ Corporation~~, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other~~ Securities;

(F) a representation that (1) neither the proposing stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such proposing stockholder or Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Act with respect to the matters set forth in this Section 1.2 or Section 1.3, as applicable;

(G) a complete and accurate description of any pending or, to the proposing stockholder’s or any Stockholder Associated Person’s knowledge, threatened legal proceeding in which such proposing stockholder or Stockholder Associated Person is a party or participant involving the Corporation or, to such proposing stockholder’s or Stockholder Associated Person’s knowledge, any current or former officer, director, affiliate (as defined in Section 1.2(e) below) or associate (as defined in Section 1.2(e) below) of the Corporation;

(H) a representation that the proposing stockholder (i) is, and will at the time of such meeting, be a holder of record of Corporation Securities entitled to vote at such meeting and (ii) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section  1.2(c)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 1.2(c)(ii)) before the meeting and an acknowledgment that, if such proposing stockholder (or a qualified representative of such proposing stockholder) does not appear to nominate the persons named in such proposing stockholder’s notice at such meeting or to present such business at such meeting, then such nomination or business proposal shall be disregarded and no vote shall be taken with respect to such nomination or business, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(I) a representation as to whether either the proposing stockholder or any Stockholder Associated Person intends to (1) deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such proposing stockholder or Stockholder Associated Person to be sufficient to elect such nominee or nominees (with respect to a notice under Section 1.2(c)(i)) or to approve or adopt the business to be proposed (with respect to a notice under Section 1.2(c)(ii)), (2) to solicit proxies in support of the election of any nominee or nominees named in such proposing stockholder’s notice in accordance with Rule 14a-19 under the Act (with respect to a notice under Section 1.2(c)(i)), or (3) to engage in a solicitation (within the meaning of Rule 14a-1(l)) of the Act with respect to such business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Act) in such solicitation; and

(J) information relating to ~~such~~the proposing stockholder or any Stockholder Associated Person~~, if any,~~ that would be required to be disclosed in a proxy statement or other filing required to be made in connection with ~~solicitations~~the solicitation of proxies by such person for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to, and in accordance with, Section 14~~(a) of the Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the  Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.~~ of the Act and the rules and regulations promulgated thereunder, and any other information relating to such proposing stockholder or any Stockholder Associated Person that would be required to be set forth in Schedule 13D filed pursuant to Rule 13d-1(a) of the Act (regardless of whether such person or entity is actually required to file a Schedule 13D).

(d) A stockholder providing written notice required by Section  1.2(c)(i) or Section  1.2(c)(ii)  shall update and supplement such notice (including the information required by Section 1.2(c)(iii)) in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 1.2(d), such update and supplement shall be delivered in accordance with an Acceptable Delivery Method not later than five business days after the record date for determining the stockholders entitled to receive notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 1.2(d), such update and supplement shall be delivered in accordance with an Acceptable Delivery Method not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 1.2 or Section 1.3, as applicable. If a stockholder fails to provide such written update within the periods set forth in this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.2 or Section 1.3, as applicable. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not be deemed to extend or waive any applicable deadlines under these bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within 10 days after it has been requested by the Corporation.

(e) For purposes of these bylaws~~, “~~:

(1)	“Acceptable Delivery Method” means delivery in writing to the Secretary by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested.

(2)	“affiliate ” has the meaning set forth in Rule 12b-2 under the Act;

(3)	“associate ” has the meaning set forth in Rule 12b-2 under the Act;

(4)

“ close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day ~~. For purposes of these bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act) of such stockholder, (ii) any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder (or their respective affiliates and associates) including, but not limited to, (A) any person who is a member of a “group” (for purposes of these bylaws, as such term~~

~~is used in Rule 13d-5 under the Act) with any such stockholder or beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder (or their respective affiliates and associates) and (B) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder in the solicitation of proxies in respect of any nominations or other business proposed to be brought before the stockholders of the Corporation. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 1.2(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 1.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 1.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.~~ ;

(5)

“ Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security;

(6)

“ Short Interest” shall mean any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation

Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities;

(7)

“public announcement” or its corollary “publicly announced” shall mean (i) disclosure by the Corporation in a document publicly filed or furnished by it with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act, (ii) a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein;

(8)

“Stockholder Associated Person” means as to any stockholder making a nomination of a director or proposing business be presented at a meeting of the stockholders (i)  any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Act) with any such stockholder, (ii) any beneficial owner of any shares of capital stock of the Corporation on whose behalf the nomination or proposal is being made (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder (“affiliate” and “associate” having the respective meanings set forth in Rule 12b-2 under the Act), and (iv)  any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder in respect of any nominations or proposals, as applicable.

(f) ~~(d)~~ Subject to the Certificate of Incorporation~~,  Section 1.2(i)~~ and applicable law, only persons nominated in accordance with procedures stated in this Section 1.2 or Section 1.3, as applicable, shall be eligible for election as and to serve as members of the Board of Directors ~~and the~~. The only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.2~~. The chairman~~ ; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.2 shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise required by law, the Certificate of Incorporation, or these bylaws, the chair of the meeting shall have the power and the duty to determine whether a nomination or ~~any~~ proposal of other business has been made according to the procedures ~~stated in this Section  1.2~~set forth in these bylaws and, if any nomination or proposal ~~does not comply with this Section 1.2, unless otherwise required by law, the~~of other business is deemed not to have been made in compliance with these bylaws or the stockholder proposing such nomination or other business or any Stockholder Associated Person does not act in accordance with the representations in Section 1.2(c)(iii), to declare to the meeting that such nomination or proposal was not properly brought before the meeting and that such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

~~(e) For purposes of these bylaws,  “public announcement” or its corollary “publicly announced” shall mean (i) disclosure by the Corporation in a document publicly filed or furnished by it with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act, (ii) a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.~~

~~(f) Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.2. Nothing in this Section 1.2 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.~~

(g) Notwithstanding the foregoing provisions of this Section 1.2 or Section 1.3 , unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) proposing any nomination or business to be conducted at the meeting does not appear at the ~~annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 1.2(c), including any required supplement thereto~~meeting , such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2 and Section 1.3 , to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, member, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) (A) If any person provides notice pursuant to Rule 14a-19(b) under the Act in connection with a stockholder’s notice provided under this Section 1.2 or Section 1.3 and such person subsequently either (1) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Act or (2) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Act and (B) no other person that has provided notice pursuant to Rule 14a-19(b) under the Act with respect to such proposed nominee (1) intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Act and (2) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Act in connection with a stockholder’s notice provided under Section  1.2(c)(i), such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Act have been satisfied.

(i) Notwithstanding the foregoing provisions of this Section 1.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder shall also comply with applicable requirements of the

Act and the rules and regulations thereunder. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Act (or any successor law); provided, however,  that any references in these bylaws to the Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations and/or proposals to be considered pursuant to this Section  1.2.

Section  1.3. Special Meetings; Notice.

(a) Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

(b) ~~(h)~~ Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or any committee thereof pursuant to the Corporation’s notice of meeting. ~~Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation~~’~~s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the procedures set forth in this Section 1.2.~~ In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any ~~such~~ stockholder ~~entitled to vote in such election of directors~~of record meeting the requirements set forth in Section 1.2(a) may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if ~~the stockholder’s notice~~written notice setting forth the information required by ~~paragraph (b) of this~~ Section 1.2 ~~and containing the information contemplated by paragraph (c) of this Section  1.2 shall be~~(c), as applicable, is delivered to the Secretary of the Corporation ~~at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of  (i) the 90th day prior to such special meeting or (ii)~~in accordance with an Acceptable Delivery Method not later than the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section  1.2(d). For the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations at a special meeting following the expiration of the time period set forth in this Section 1.3(b). In no event shall the ~~public announcement of an~~  adjournment ~~or~~, recess, postponement, continuation, or rescheduling of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Except as otherwise required by law, the Certificate of Incorporation, or these bylaws, the chair of the meeting shall have the power and the duty to determine whether a nomination pursuant to this Section 1.3 has been made according to the procedures set forth in these bylaws and, if such nomination is deemed not to have been made in compliance with these bylaws or the stockholder proposing such nomination or any Stockholder Associated Person does not act in accordance with the representations in Section  1.2(c)(iii), to declare to the meeting that such nomination was not properly brought before the meeting and that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(d) ~~( i)  All~~Notwithstanding the foregoing provisions of this Section ~~1.2 are subject to, and nothing in this Section 1.2 shall in any way limit the exercise, or the  method or timing of the exercise of, the rights of any person granted~~1.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) proposing any nomination does not appear at the meeting, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation ~~to nominate directors, which rights may be exercised without compliance with the provisions of this Section 1.2~~.

(e) Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.3 . Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Act (or any successor law); provided, however,  that any references in these bylaws to the Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to this Section  1.3.

~~Section  1.3.~~ Special Meetings; Notice.

~~Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.~~

Section 1.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement ~~(as defined in Section  1.2(e))~~ of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 1.4 unless such meeting is postponed to a date that is not more than 60 days after the date that the initial notice of the meeting was provided in conformity with this Section 1.4.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of the meeting given in accordance with this Section 1.4; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 1.5. Quorum.

At any meeting of the stockholders, the holders of ~~shares of stock of the Corporation entitled to cast~~ a majority of the ~~total votes entitled to be cast by the holders of all~~ outstanding shares of capital stock of the Corporation entitled to vote ~~generally in the election of directors  (“Voting Stock”)~~at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required for any matter, the holders of ~~shares entitled to cast~~ a majority of the ~~total votes entitled to be cast by the holders of the~~outstanding shares of ~~the~~such class or classes or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6. Organization.

The ~~chairman~~chair of the Board of Directors or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the President of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as ~~chairman~~chair of the meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, the secretary of the meeting shall be the person the ~~chairman~~chair appoints.

Section 1.7. Conduct of Business.

The ~~chairman~~chair of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The ~~chairman~~chair shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the ~~chairman~~chair of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such ~~chairman~~chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the ~~chairman~~chair of the meeting, may include, without limitation, the following: (~~i~~a) the establishment of an agenda or order of business for the meeting; (~~ii~~b) rules and procedures for maintaining order at the meeting and the safety of those present; (~~iii~~c) limitations on attendance at or participation in the meeting ~~to~~for stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the ~~chairman~~chair of the meeting shall determine; (~~iv~~d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (~~v~~e) limitations on the time allotted to questions or comments by participants. The ~~chairman~~chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such ~~chairman~~chair should so determine, such ~~chairman~~chair shall so declare to the meeting and any such nomination or matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the ~~chairman~~chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.8. Proxies; Inspectors.

(a) At any meeting of the stockholders, every stockholder entitled to vote at the meeting may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law~~.~~ , but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(b) Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath ~~faithfully~~ to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 1.9. Voting.

Except as otherwise required by the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined as set forth in Section 2.2 of these bylaws.

Section 1.10. Action by Written Consent.

Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 1.11. ~~Stock~~  List of Stockholders.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. ~~If  the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information~~

~~required to access such list shall be provided with the notice of the meeting.~~ Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 1.11, or the stockholders entitled to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

SECTION 2 - BOARD OF DIRECTORS

Section 2.1. General Powers and Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 2.2. Majority Voting in the Election of Directors.

(a) Except as provided in paragraph (b) of this Section 2.2 and Section 2.3 of these bylaws and the Certificate of Incorporation, each nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present. Votes cast shall exclude abstentions and broker non-votes with respect to that nominee’s election.

(b) Directors shall be elected by a plurality of the votes cast at any meeting of stockholders that involves a “contested election of directors.” For purposes of these bylaws, a “contested election of directors” occurs when ~~there is a meeting of stockholders for which (i) the Secretary of the Corporation receives from a stockholder an advance notice indicating that such stockholder intends to propose at least one candidate for election as a director at a meeting of stockholders which notice is in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.2 of these bylaws and (ii) such notice of nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation files its definitive proxy statement for such meeting with the Securities and Exchange Commission (regardless of whether or not such proxy statement is thereafter revised or supplemented)~~the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(c) To the extent that an irrevocable resignation has not been previously received by the Board of Directors from an incumbent director, if any incumbent director nominated for re-election does not receive the vote of at least the majority of the votes cast with respect to the election of such person as a director at any meeting for the election of directors at which a quorum is present and which does not involve a contested election of directors, such director will promptly tender his or her irrevocable resignation to the Board of Directors. The Nominating and Corporate Governance Committee (“Nominating and Corporate Governance Committee”) will make a recommendation to the Board of Directors on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly ~~announced~~announce (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Section 2.3. Vacancies.

Vacancies and newly created directorships shall be filled as set forth in the Certificate of Incorporation.

Section 2.4. Removal; Resignation.

Subject to the special rights of the holders of any series of the Corporation’s preferred stock to elect directors and except as otherwise set forth in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, ~~but only~~ with or without cause, by the affirmative vote of the holders of at least ~~75%~~a majority of the voting power of the ~~Voting Stock~~outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~, at a meeting of the stockholders called for that purpose~~.

Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable.

Section 2.5. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.6. Special Meetings.

Special meetings of the Board of Directors may be called by the President or by two or more directors then in office ~~or, if the Board of Directors then includes a director nominated or designated for nomination by investment funds affiliated with Bain Capital Partners, LLC and their respective successors and Affiliates (collectively, the “Sponsor Holder”), by any director nominated or designated for nomination by the Sponsor Holder,~~ and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or other means of electronic transmission providing notice thereof not less than ~~twenty-four~~24 hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.7. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes~~, provided that so long as the Sponsor Holder collectively beneficially owns (directly or indirectly) a majority of the voting power of the Corporation’s Voting Stock, it shall be necessary to constitute a quorum, in addition to a majority of the total number of directors then in office (a) a director nominated or designated for nomination by the Sponsor Holder be present (other than attendance for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened) and (b) for an action of the Board of Directors taken at a meeting to be valid, directors that constitute a quorum must be present (as described in Section 2.8 below) at the time that the vote on such action is taken. For the avoidance of doubt, so long as the Sponsor Holder collectively beneficially owns (directly or indirectly) a majority of the voting power of the Corporation’s Voting Stock, if directors that constitute a quorum are not present (as described in Section 2.8 below) at the time that the vote on any action is taken, a quorum shall not be constituted with respect to such action, and any vote taken with respect to such action shall not be a valid action of the Board of Directors, notwithstanding that a quorum of the Board of Directors may have been present at the commencement of such meeting~~. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 2.8. Participation in Meetings ~~By~~by Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 2.9. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, provided that a quorum is present at the time such matter is acted upon, except as otherwise provided in the Certificate of Incorporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

SECTION 3 - COMMITTEES

Section 3.1. Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 3.1 are subject to, and nothing in this Section 3.1 shall in any way limit the exercise, or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

SECTION 4 - OFFICERS

Section 4.1. Generally.

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Chief Financial Officer and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 4.2. President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.3. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.4. Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary~~,~~ (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

Section 4.5. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 4.6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.7. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 4.8. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 5 - STOCK

Section 5.1. Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the ~~chairman~~chair of the Board of Directors (if any) or the ~~vice-chairman~~vice-chair of the Board of Directors (if any), or the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer, certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile.

Section 5.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 5.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 5.5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than ~~sixty (~~60~~)~~ nor less than ~~ten (~~10~~)~~  days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than ~~sixty (~~60~~)~~ days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6 - INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1. Indemnification.

The Corporation shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person ~~(an “Indemnitee” )~~ who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (an “Indemnitee ”) (any such entity for whom such Indemnitee is serving at the request of the Corporation, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 6.1.

Section 6.2. Advancement of Expenses.

The Corporation shall advance, to the fullest extent not prohibited by ~~applicable~~ law ~~pay, on an as-incurred basis~~, all expenses ~~(including, but not limited to attorneys’ fees and expenses)~~, liabilities, judgements, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by or on behalf of an Indemnitee in ~~defending any proceeding in advance of its~~connection with the investigation, defense, settlement or appeal of any Proceeding within 20 calendar days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition~~. Such advancement shall be unconditional,~~ of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and ~~shall be~~(ii) made without regard to Indemnitee’s ability to repay ~~any expenses advanced; provided, however, that~~the advances. To obtain advancement of expenses, Indemnitee shall submit to the Corporation a written request for advancement of expenses and, to the extent required by applicable law, ~~such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of~~ an unsecured written undertaking by ~~the~~or on behalf of Indemnitee to repay ~~all amounts~~any expenses advanced if it ~~should be~~shall ultimately be determined that ~~the~~ Indemnitee is not entitled to be indemnified ~~under this Section 6 or otherwise.~~ against such expenses. Upon submission of such request for advancement of expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of expenses as provided in this Section 6.2, and such advancement of expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

Section 6.3. Claims.

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Section 6 is not paid in full within ~~sixty~~60 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, ~~trustee~~ or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee, member, or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 6 or the DGCL.

Section 6.5. Non-Exclusivity of Rights.

The rights conferred on any Indemnitee by this Section 6 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

Section 6.6. Amounts Received from an Other Entity.

Subject to Section 6.7 below, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 6.7. Indemnification Priority.

As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (~~i~~a) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to, and in accordance with, the terms of this Section 6, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor or any right to insurance coverage that Indemnitee may have under any insurance policy issued to any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor, or any insurer of any Secondary Indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (~~ii~~b) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor or against any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Secondary Indemnitor, and (~~iii~~c) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 6.7, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 6.7, entitled to enforce this Section 6.7. As used in this Section 6.7, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification, reimbursement, advancement of expenses or insurance coverage from both a Secondary Indemnitor (or an insurance carrier providing insurance coverage to any Secondary Indemnitor) and the Corporation, whether pursuant to Delaware law (or other applicable law in the case of any Secondary Indemnitor), any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of the Corporation or the Secondary Indemnitors or any insurance policy providing insurance coverage to any Secondary Indemnitor, as applicable.

Section 6.8. Amendment or Repeal.

Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Section 6 after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 6.9. Other Indemnification and Advancement of Expenses.

This Section 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.10. Reliance.

Indemnitees who after the date of the adoption of this Section 6 become or remain an Indemnitee described in Section 6.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 6 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Section 6 will apply to claims made against any Indemnitee described in Section 6.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Section 6 in respect of service as a director or officer of the Corporation or other service described in Section 6.1.

Section 6.11. Successful Defense.

In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

SECTION 7 - NOTICES

Section 7.1. Notices.

Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 7.2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8 - MISCELLANEOUS

Section 8.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 8.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 9 - AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

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